AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2011

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Registration Statement

Under

the Securities Act of 1933

MONSANTO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	43-1878297
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of principal executive offices)

Registrant’s telephone number including area code:

(314) 694-1000

David F. Snively, Esq.

Executive Vice President, Secretary

and General Counsel

Monsanto Company

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

314-694-1000

(Name and address of agent for service)

Copies to: Denis P. McCusker, Esq. Bryan Cave LLP One Metropolitan Square, Suite 3600 St. Louis, Missouri 63102 314-259-2455 Fax 314-259-2020

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee
Debt Securities; preferred stock; common stock; warrants; purchase contracts; units	(1)	(2)

(1)	An indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. In connection with the registration of $1,050,000,000 principal amount of securities under registration No. 333-125193, filed May 24, 2005, the registrant paid a registration fee of $123,585, of which an unused balance of $47,490 remains available for use under this registration statement pursuant to Rule 457(p).

Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

This prospectus describes securities which we may offer and sell at various times. A more detailed description of the securities is contained in this prospectus under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Warrants and Warrant Units” and “Description of Purchase Contracts and Purchase Units.” The securities may be our senior or subordinated debt securities, shares of our preferred or common stock, warrants or warrant units, purchase contracts or purchase units, and may include securities convertible into or exchangeable for our preferred or common stock.

We will determine the terms of each series of securities (including, as applicable, the specific designation, aggregate principal amount, interest rates, dividend rates, maturity, redemption provisions, ranking and other terms) at the time of sale, and we will describe those terms in a prospectus supplement which we will deliver together with this prospectus at the time of the sale.

We may sell securities directly to investors or to or through underwriters, dealers or agents. More information about the way we will distribute the securities is under the heading “Plan of Distribution.” Information about the underwriters or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to those securities.

Unless we state otherwise in a prospectus supplement, we will not list any of the securities on any securities exchange.

Our common stock is traded on the New York Stock Exchange under the symbol “MON.” Our principal executive offices are located at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, and our telephone number is (314) 694-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus.

The date of this prospectus is November 14, 2011.

We have not authorized anyone to give any information or to make any representations concerning the offering of the securities except those which are in this prospectus or in the prospectus supplement which is delivered with this prospectus, or which is referred to under “Where You Can Find More Information.” If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date and information contained herein should only be assumed to be accurate as of the date hereof.

As used in this prospectus, unless otherwise indicated, “Monsanto,” “the company,” “we,” “our” and “us” are used interchangeably to refer to Monsanto Company or to Monsanto Company and its subsidiaries, as appropriate to the context.

Trademarks owned or licensed by Monsanto or its subsidiaries are shown in italics. Unless otherwise indicated, references to “Roundup herbicides” mean Roundup branded herbicides, excluding all lawn-and-garden herbicides, and references to “Roundup and other glyphosate-based herbicides” exclude all lawn-and-garden herbicides.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. The SEC allows us to incorporate by reference the information that we file with them, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, filed November 14, 2011;

•	our Current Reports on Form 8-K filed October 5 and October 11, 2011;

•

the description of our common stock set forth in our registration statement on Form 8-A filed October 10, 2002 under the heading “Description of Registrant’s Securities to be Registered” and on Form S-1/A (File No. 333-36956) filed August 30, 2000, under the heading “Description of Capital Stock.”

Any filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (except for information “furnished” on Form 8-K) after the date on which we filed the registration statement of which this prospectus is a part, until we sell all of the securities, shall be deemed to be incorporated by reference into the prospectus.

We have filed a registration statement with the SEC to register the securities under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information that is contained in the registration statement.

You may read and copy any of the documents mentioned above at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s Internet website at http://www.sec.gov and through the New York Stock Exchange, on which our common stock (symbol: “MON”) is listed, and which is located at 20 Broad Street, New York, New York 10005. Copies of these documents may also be available on our website at http://www.monsanto.com, but you should note that other information available on our website is not incorporated by reference into this prospectus. You may also receive a copy of any of these filings, at no cost, by writing or telephoning our Corporate Secretary, at Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, telephone (314) 694-1000.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operation could be materially adversely affected by any of these risks.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this process, we may sell debt securities, preferred stock, common stock, warrants, purchase contracts and units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

INFORMATION ABOUT MONSANTO

We, along with our subsidiaries, are a leading global provider of agricultural products for farmers. Our seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce better foods for consumers and better feed for animals.

We produce leading seed brands, including DEKALB, Asgrow, Deltapine, Seminis, and De Ruiter, and we develop biotechnology traits that assist farmers in controlling insects and weeds. We provide other seed companies with genetic material and biotechnology traits for their seed brands. We also manufacture Roundup and Harness brand herbicides and other herbicides and provide lawn-and-garden herbicide products for the residential market.

Our principal executive offices are located at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, and our telephone number is (314) 694-1000.

USE OF PROCEEDS

Unless we otherwise indicate in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include reducing or refinancing borrowings, meeting working capital needs, capital expenditures, and acquisitions.

DESCRIPTION OF DEBT SECURITIES

This section describes some of the general terms of the debt securities we may issue under this prospectus. The prospectus supplement will describe the particular terms of any debt securities we may offer. The prospectus supplement will also indicate the extent, if any, to which these general provisions may not apply to the debt securities being offered. If you would like more information on these provisions, you may review the indentures which are filed or incorporated by reference as exhibits to the registration statement which is filed with the SEC. See “Where You Can Find More Information.”

Our debt securities may be senior unsecured or subordinated securities. Our senior debt securities will be issued under the Indenture, dated as of August 1, 2002, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and any subordinated securities will be issued under a Subordinated Indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to the indentures under which our debt securities will be issued as the Senior Indenture and the Subordinated Indenture, and together as the Indentures.

We are summarizing certain important provisions of the debt securities and the Indentures. This is not a complete description of all of the important terms. You should refer to the specific terms of the Indentures for a complete statement of the terms of the Indentures and the debt securities. When we use capitalized terms which we do not define here, those terms have the meanings given in the applicable Indenture. When we use references to Sections, we mean Sections in the applicable Indenture(s).

General

The senior debt securities will be our senior unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Our subordinated debt securities may be subordinated to other classes of our indebtedness as described below under “Subordination” and as described further in the applicable prospectus supplement.

The Indentures do not limit the amount of debt securities that we may issue thereunder, nor do they limit other debt that we may issue. The debt securities may be issued at various times in different series and issues, each of which may have different terms. Unless we indicate otherwise in the prospectus supplement for any series or issue, we may treat a subsequent offering of debt securities as a part of the same issue as that series or issue.

The prospectus supplement relating to a particular series of debt securities will include the following information concerning those debt securities:

•	The title of the debt securities of the series or issue.

•	The total principal amount of the series or issue of debt securities.

•	The date or dates on which the principal and premium, if any, will be paid, and the rights we or the holders may have to extend the maturity of the debt securities.

•

The interest rate on the debt securities. We may specify a fixed rate or a variable rate, or a rate to be determined under procedures we will describe in the prospectus supplement, and the interest rate may be subject to adjustment.

•	The dates on which we will pay interest on the debt securities and the regular record dates for determining the holders who are entitled to receive the interest payments.

•	The terms of subordination of the debt securities.

•	Our right, if any, to defer payments of interest on the debt securities by extending the interest payment period, and the duration of such extensions.

•	Where payments on the debt securities will be made, if it is other than the office mentioned under “Payments on Debt Securities” below.

•

If applicable, the prices at which we may redeem all or a part of the debt securities and the time periods during which we may make the redemptions. The redemptions may be made under a sinking fund or otherwise.

•

Any obligation we may have to redeem, purchase or repay any of the debt securities under a sinking fund or otherwise or at the option of the holder, and the prices, time periods and other terms which would apply.

•	If applicable, the terms on which the securities may be converted into shares of our common stock or other securities.

•	Any additional events of default or covenants that will apply to the debt securities.

•	The amounts we would be required to pay if the maturity of the debt securities is accelerated, if it is less than the principal amount.

•	If payments on the debt securities will be made in any currency other than U.S. dollars, the currencies of the payments.

•	If applicable, the terms under which we, or a holder, may elect that payments on the debt securities be made in a currency other than U.S. dollars.

•	If amounts payable on the debt securities may be determined by a currency or other index, information on how the payments will be determined.

•	Any applicable material Federal income tax consequences.

•	Any other special terms that may apply to the debt securities. (Section 301)

Subordination

Our subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, as defined below.

No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, any subordinated debt securities may be made if any senior indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any senior indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities will be entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions applicable to senior indebtedness until all amounts owing on the subordinated debt securities are paid in full.

“Senior indebtedness” means all of our present and future (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, (iii) indebtedness incurred, assumed or guaranteed in connection with the acquisition by us or a subsidiary of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles), (iv) obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (v) reimbursement obligations in respect of letters of credit, and (vi) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, in each case unless in the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the senior indebtedness.

The Subordinated Indenture will not limit the aggregate amount of senior indebtedness that we may issue. As of August 31, 2011, we had approximately $2.2 billion in outstanding debt, all of which was senior indebtedness.

Payments on Debt Securities

We will make payments on the debt securities at the office or agency we will maintain for that purpose, which will be the Corporate Trust Office of the Trustee in New York, New York unless we indicate otherwise in the prospectus supplement, or at such other places at the respective times and in the manner as we designate in the prospectus supplement. (Sections 307 and 1002) As explained under “Book-Entry Debt Securities” below, The Depository Trust Company, which we refer to as DTC, or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise, and we will make payments to DTC or its nominee. Payments to you, as beneficial owner, will be the responsibility of your broker or other DTC participant.

Form, Denominations and Transfers

Unless otherwise indicated in the prospectus supplement:

•	The debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof. (Section 302)

•	We will not charge any fee to register any transfer or exchange of the debt securities, except for taxes or other governmental charges, if any. (Sections 306)

Original Issue Discount Securities

If debt securities are original issue discount securities, we will offer and sell them at a substantial discount from their stated principal amount. We will describe Federal income tax consequences and other special considerations applicable to any original issue discount securities in the prospectus supplement. “Original issue discount security” means any security which provides that less than the full principal amount will be due if the maturity is accelerated or if the security is redeemed before its maturity. (Section 101)

Indexed Debt Securities

Debt securities may provide that the principal amount payable at maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time the payment obligation is calculated. We will include information in the prospectus supplement for those debt securities about how we will calculate the principal or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked. We will also provide information about certain additional Federal income tax considerations which would apply to the holders of those debt securities. (Section 101)

Certain Restrictions in the Indentures

Unless we otherwise specify in the prospectus supplement, there will not be any covenants in the Indentures or the debt securities that would protect you against a highly leveraged or other transaction involving us that may adversely affect you as a holder of debt securities. If there are provisions that offer such protection, they will be described in the prospectus supplement.

Restriction on Liens. Under the Senior Indenture, neither we nor any of our restricted subsidiaries (defined below) may issue any notes, bonds, debentures or other indebtedness for money borrowed secured by a pledge of, or mortgage or lien on, any operating property (defined below) owned or leased by us or any restricted subsidiary, or on any shares of stock or indebtedness of any restricted subsidiary, unless we also provide equal and ratable security on the debt securities. A “restricted subsidiary” is any of our direct or indirect subsidiaries that own any operating property. (Section 101) “Operating property” is any real property or equipment located within the U.S. and used primarily for manufacturing or research and development by us or any of our direct or indirect subsidiaries that has a net book value, after deduction of accumulated depreciation, in excess of 2.0% of our consolidated net assets (defined below), other than any property or equipment:

•	which is financed by obligations issued by a state, commonwealth, territory or possession of the U.S., or any political subdivision or governmental authority of any of the foregoing; or

•	which, in the opinion of our Board of Directors, is not of material importance to the total business conducted by us and our restricted subsidiaries taken as a whole. (Section 101)

Given the nature of our business, and the large number of our facilities in the U.S., at any time there may be few, or no, facilities which would meet the definition of “operating property” referred to above.

This restriction will not apply to the following permitted liens, which will also be excluded in computing secured indebtedness for purposes of this restriction:

•	liens existing as of the date of the Indenture;

•	liens on property, shares or debt of a corporation existing at the time it becomes a restricted subsidiary;

•	liens on property existing at the time of acquisition and certain purchase money or similar liens;

•	liens to secure certain development, operation, construction, alteration, repair or improvement costs;

•	liens securing indebtedness owing to us or another restricted subsidiary by a restricted subsidiary;

•

liens in connection with certain government contracts, including the assignment of moneys due or to become due thereon or in connection with obligations issued by a state or a commonwealth or certain other governmental entities;

•

liens arising because of the nonpayment of taxes, assessments or governmental charges or of claims for labor, materials or supplies if such amounts are being contested in good faith or are not of material importance to the business;

•	liens arising from a judgment, decree or court order, provided that proceedings for review have not been finally terminated, or that the period for initiating review has not expired;

•

certain liens relating to security for the performance of a bid or contract, in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

•	extensions, substitutions, replacements or renewals of the liens described above. (Section 1005)

There is an additional exception as described below under “10% Basket Amount.”

“Consolidated net assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from such amount all current liabilities, excluding certain renewable or extendible indebtedness, as shown on our latest statement of consolidated financial position and computed in accordance with generally accepted accounting principles. (Section 101)

Restriction on Sale and Leaseback Transactions. Under the Senior Indenture, neither we nor our restricted subsidiaries may enter into any sale and leaseback transactions involving any operating property, except for leases not exceeding three years by the end of which we intend to discontinue use of the property, unless an amount equal to the fair value of the operating property leased is applied within 120 days to:

•	the purchase of any asset or any interest in an asset which would qualify, after purchase, as an operating property; or

•

the retirement of indebtedness maturing more than one year after the date of determination, which may include debt securities to the extent they mature more than one year after such date. (Section 1006)

There is an additional exception as described below under “10% Basket Amount.”

10% Basket Amount. In addition to the exceptions described above under “Restriction on Liens” and “Restriction on Sale and Leaseback Transactions,” the Senior Indenture allows additional secured indebtedness and additional sale and leaseback transactions as long as the total of the secured indebtedness plus the attributable debt (defined below) in respect of sale and leaseback transactions, other than sale and leaseback transactions the proceeds of which are applied as described under “Restriction on Sale and Leaseback Transactions” above, does not exceed 10% of our consolidated net assets. “Attributable debt” means, as of the time of determination, the total obligation, discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with a similar term in accordance with generally accepted accounting principles, of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such sale and leaseback transactions. (Sections 101, 1005 and 1006)

Redemption

If and to the extent set forth in the applicable prospectus supplement, we will have the right to redeem the debt securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable prospectus supplement. (Section 1101)

Events of Default

An event of default in respect of any series of debt securities means:

•	default in payment of principal of or premium, if any, on any debt security of that series;

•	default for 30 days in payment of interest on any debt security of that series;

•	default for 30 days in the deposit of any sinking fund payment when due in respect of that series;

•

our failure in the performance of any other of the covenants or warranties in the applicable Indenture which continues for 90 days after notice to us by the Trustee or by holders of 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement as being applicable to debt securities of that series. (Section 501)

If an event of default (other than with respect to certain events of bankruptcy, insolvency or reorganization) with respect to any series of debt securities occurs and is continuing, either the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount of such debt securities as may be specified in the terms of those securities) of all debt securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series. An event of default relating to a bankruptcy, insolvency or reorganization will cause the outstanding securities to become immediately due and payable without any declaration or other act by the Trustee or the holders. The annulment and waiver may not be made with respect to a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of that series and certain other specified defaults, unless those defaults have been cured. (Section 502 and 513)

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence and continuation of an event of default.

Within 90 days after the occurrence of a default with respect to any series of debt securities then outstanding, the Trustee must give to the holders of the outstanding debt securities of that series notice of such default to the extent provided by the Trust Indenture Act. However, except in the case of default in the payment of principal of or premium, if any, or interest on any debt security of that series, or in the deposit of any sinking fund payment which is provided for, the Trustee may withhold the notice if the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that it is in the best interest of the holders, and provided further that in the event of a breach of certain covenants, representations or warranties, such notice will not be given before 30 days after the occurrence of such default. (Section 602)

Before the Trustee is required to exercise rights under the Indentures at the request of holders, it is entitled to be indemnified by such holders, subject to its duty, during an event of default, to act with the required standard of care. (Section 603(e))

We must file annual certificates with the Trustee certifying that we are in compliance with conditions and covenants under the Indentures. (Section 1008 of the Senior Indenture; Section 1006 of the Subordinated Indenture)

The Indentures provide that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, in respect of such series, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture or that a responsible officer (or officers) of the Trustee determines in good faith would expose it to personal liability. (Section 512)

Defeasance

The Indentures include provisions allowing defeasance of the debt securities of any series issued thereunder. In order to defease debt securities, we would deposit with the Trustee or another trustee money or U.S. government obligations sufficient to make all payments on those debt securities. If we make a defeasance deposit with respect to your debt securities, we may elect either:

•

to be discharged from all of our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•

to be released from the restrictions described herein relating to consolidations, mergers and sales of assets, and, in the case of the Senior Indenture, to liens and sale and leaseback transactions. (Sections 1302 and 1303 of the Senior Indenture; Sections 1502 and 1503 of the Subordinated Indenture).

As a condition to any such defeasance, we must deliver to the Trustee an opinion of our counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance had not occurred. (Section 1304 of the Senior Indenture; Section 1504 of the Subordinated Indenture)

The prospectus supplement will state if any defeasance provision will apply to debt securities offered in connection with that prospectus supplement.

Modification of the Indentures and Waiver of Covenants

With authorization from our Board of Directors, we may enter into supplemental indentures without the consent of any holders for certain limited purposes as provided by the Indentures. (Section 901)

We may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of an Indenture or modifying the rights of the holders of a series of debt securities outstanding thereunder if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities adversely affected by the addition, change or elimination, except that no supplemental indenture may, without the consent of the holder of each outstanding debt security affected by the supplemental indenture:

•	change the stated maturity, or reduce the principal amount, the premium, if any, thereon or the rate of payment of interest thereon, of any debt security of any series;

•	in respect of debt securities issued under the Subordinated Indenture, change the conversion rights or subordination provisions in a manner adverse to the holders;

•

reduce the aforesaid percentage of outstanding debt securities of any series, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indentures or certain defaults thereunder; or

•	effect certain other specified changes. (Section 902)

We may also omit compliance with specified covenants in the Indentures upon waiver by holders of a majority in principal amount of outstanding debt securities affected by such covenants. (Section 1007 of the Senior Indenture; Section 1005 of the Subordinated Indenture)

Consolidation, Merger and Sale of Assets

Under the Indentures we may, without the consent of the holders of any of the outstanding debt securities, consolidate with or merge into any other corporation or transfer or lease our assets substantially as an entirety to any person provided that:

•	the successor is a corporation, partnership or trust organized under the laws of any domestic jurisdiction;

•	the successor corporation assumes our obligations on the debt securities and under the applicable Indenture;

•	after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	other specified conditions are met. (Section 801)

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the successor Trustee under the Senior Indenture, and will be the Trustee under the Subordinated Indenture. We have previously issued the following securities under the Senior Indenture, which remain outstanding in whole or in part: $800,000,000 principal amount of our 7 3/8% Senior Notes due 2012, $250,000,000 principal amount of our 5 1/2% Senior Notes due 2035, $314,490,900 principal amount of our 5 1/2% Senior Notes due 2025, $300,000,000 principal amount of our 5 1/8% Senior Notes due 2018, $250,000,000 principal amount of our 5 7/8% Senior Notes due 2038 and $300,000,000 principal amount of our 2 3/4% Senior Notes due 2016. Additionally, our subsidiary, Monsanto Finance Canada Co., issued $150,000,000 principal amount of its 5 1/2% Senior Notes due 2035 under an indenture pursuant to which the Trustee served as trustee. We subsequently assumed our subsidiary’s obligations in respect of those securities pursuant to a supplemental indenture with the Trustee. Affiliates of the Trustee have been participants in our revolving credit agreements, and provide other commercial banking services to us. An affiliate of the Trustee was an underwriter in connection with certain of the offerings referred to above.

We may remove the Trustee in respect of any series as long as there is no event of default and no event that, upon notice or lapse of time or both, would become an event of default in respect of that series. The holders of a majority of the principal amount of the series may also remove the Trustee under the applicable Indenture at any time. The Indentures prescribe procedures by which the Trustee will be replaced, in the event of its removal. (Section 610)

Governing Law

Unless otherwise specified in the applicable prospectus supplement, the Indentures and the debt securities will be governed by New York law, without regard to conflicts of laws principles thereof. (Section 112)

Book-Entry Debt Securities

Unless otherwise indicated in the prospectus supplement, the related debt securities will be issued as book-entry securities. Book-entry securities of a series will be issued in the form of one or more global notes that will be deposited with DTC, and will evidence all of the debt securities of that series. This means that certificates will not be issued to each holder. One or more global securities will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The broker or other participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global notes will be accomplished by, entries made on the books maintained by DTC and its participants. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a holder of debt securities under the Indenture.

The laws of some jurisdictions require that certain purchasers of securities such as the debt securities take physical delivery of the securities in definitive form. These limits and laws may impair your ability to acquire or transfer beneficial interests in the global security.

The issuer will make payments on each series of book-entry debt securities to DTC or its nominee, as the sole registered owner and holder of the global security. Neither Monsanto, the Trustee nor any of their agents will be responsible or liable for any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any of DTC’s records relating to the beneficial ownership interests.

We have been advised that DTC’s practice is to credit the accounts of participants upon receipt of funds and corresponding information on payable dates to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of the participants, subject to statutory and regulatory requirements.

A global security representing a series of debt securities will be exchanged for certificated debt securities of that series if:

•

DTC notifies the issuer that it will discontinue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and the issuer does not appoint a successor within 90 days; or

•	the issuer decides to discontinue use of the system of book-entry transfers through DTC.

If that occurs, the issuer will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. The certificates for the debt securities would be issued in denominations of $1,000 or any larger amount that is an integral multiple thereof, and would be issued in registered form only, without coupons.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold the securities of its participants and to facilitate the post-trade settlement of securities transactions among its participants through electronic book-entry transfers and pledges between accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation which, in turn, is owned by a number of participants in DTC. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock and the provisions of our certificate of incorporation and bylaws. The following also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as Delaware law. Since the terms of our certificate of incorporation and bylaws and Delaware law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Where You Can Find More Information.”

General

We are authorized to issue 1,500,000,000 shares of our common stock, $0.01 par value, and 20,000,000 shares of undesignated preferred stock, $0.01 par value.

Common Stock

All of our outstanding shares of common stock are fully paid and nonassessable. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareowners, including the election of directors. The holders of our common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.

BNY Mellon Shareowner Services is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “MON.”

Preferred Stock

Our board of directors has the authority, without action by the shareowners, to designate and issue our preferred stock from time to time in one or more series, with such voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the designation and issuance of such stock adopted from time to time by the board of directors. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us without further action by our shareowners.

The shares of different series may differ, including as to rank, as may be provided in our certificate of incorporation or as may be fixed by our board of directors as described above. Subject to shareowner approval, we may from time to time amend our certificate of incorporation to increase or decrease the number of authorized shares of preferred stock.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the amendment to our certificate of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our certificate of incorporation or board resolution will be filed with the Secretary of State of the State of Delaware and with the SEC.

No shares of our preferred stock are currently outstanding, and we have no present plans to issue any shares of our preferred stock.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, corporate recapitalization transactions such as stock splits and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices.

Certain Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws:

•	provide for a classified board of directors;

•	limit the right of shareowners to remove directors;

•	do not allow shareowners to change the size of the board of directors;

•	do not allow shareowners to fill vacancies on the board of directors; and

•	require a higher percentage of shareowners than would otherwise be required under Delaware law to amend, alter or repeal certain provisions of our certificate of incorporation and bylaws.

These provisions may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our certificate of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our certificate of incorporation and bylaws. If you would like to read our certificate of incorporation or bylaws, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Where You Can Find More Information.”

Size of Board

Our certificate of incorporation provides that the number of directors to constitute the board of directors will be fixed from time to time by resolution of our board of directors, subject to any rights of holders of any outstanding series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances. Our bylaws provide for a board of directors of at least five but not more than twenty directors. In accordance with our bylaws, our board of directors has fixed the number of directors at ten.

Election of Directors

A director is generally elected by the vote of a majority of the votes cast at a the meeting at which the election is held, except that, in case of a contested election, directors are elected by the vote of a plurality of the votes present in person or represented by proxy at the meeting. In order for one of our shareowners to nominate a candidate for director, our bylaws require that such shareowner give timely notice to us in advance of the meeting. Ordinarily, the shareowner must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must describe various matters regarding the nominee, the shareowner giving the notice, and the beneficial owner on whose behalf the nomination is made. Our certificate of incorporation does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareowners.

Classified Board

Our certificate of incorporation and bylaws provide that our board of directors will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.

Removal of Directors

Delaware law provides that, if a corporation has a classified board, the holders of a majority of the corporation’s voting stock may remove a director or the entire board from office only for cause, unless the certificate of incorporation provides otherwise. Our certificate of incorporation provides that shareowners may remove a director only “for cause” and with the approval of the holders of 70% of our voting stock, subject to any rights of holders of any outstanding series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances.

Filling Vacancies

Our certificate of incorporation provides that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding, only the vote of a majority of the remaining directors may fill vacancies (although less than a quorum).

Limitations on Shareowner Action by Written Consent

Our certificate of incorporation eliminates the right of shareowners to act by written consent without a meeting.

Limitations on Calling Shareowner Meetings

Under our bylaws, shareowners may not call special meetings of shareowners or require our board of directors to call special meetings of shareowners, and only our board of directors or a committee of the board may call special meetings of our shareowners, unless otherwise provided by Delaware law.

Limitations on Proposals of Other Business

In order for a shareowner to bring a proposal before an annual meeting, our bylaws require that the shareowner give timely notice to us in advance of the meeting. Ordinarily, the shareowner must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must include a description of the proposal, the reasons for the proposal and other specified matters, including information regarding the shareowner giving the notice and the beneficial owner, if any, on whose behalf the proposal is made.

Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareowner action in accordance with the provisions of applicable law.

Anti-Takeover Effects of Provisions

The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations and provisions of our certificate of incorporation and bylaws that limit the ability of shareowners to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board of directors make it more difficult for shareowners to change the composition of our board of directors. As a result, at least two annual shareowner meetings may be required for the shareowners to change a majority of the directors, whether or not a change in our board of directors would benefit us and our shareowners and whether or not a majority of our shareowners believes that the change would be desirable.

The provisions of our bylaws that require advance notice of other provisions may make it more difficult for shareowners to take action opposed by the board of directors. Moreover, a shareowner cannot force a shareowner consideration of a proposal over the opposition of our board of directors by calling a special meeting of shareowners.

These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareowners without our board’s consent, and thus reduce our vulnerability to an unsolicited takeover proposal. These provisions enable us to develop our business in a manner which will foster long-term growth by reducing to the extent practicable the threat of a takeover not in the best interests of us or our shareowners and the potential disruption entailed by that threat. On the other hand, these provisions may adversely affect the ability of shareowners to influence our governance and the possibility that shareowners would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management.

Delaware Statutory Provisions

Delaware law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us.

In general, Delaware law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by shareowners.

DESCRIPTION OF WARRANTS AND WARRANT UNITS

We may issue warrants, including warrants to purchase debt securities, common stock or preferred stock or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to the warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants, including adjustments in the exercise price;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material Federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrant agreements in this prospectus are summaries of the material provisions that will appear in the applicable agreements. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any warrants or warrant units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants or any warrant units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security that is pledged by the holder of a purchase contract to secure its obligations under the purchase contract.

The prospectus supplement relating to any purchase contracts or purchase units we are offering will specify the material terms of the purchase contracts, the purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•	the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common stock or preferred stock over a specified period or determined by reference to other factors;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•

the terms of any pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment; the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors.

The descriptions of the purchase contracts, purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus are summaries of the material provisions that will appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

We may sell securities to or through one or more underwriters or dealers, and also may sell securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of securities. Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by the prospectus supplement.

We may distribute securities at different times in one or more transactions. We may sell securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters for purposes of the Securities Act of 1933. Discounts or commissions they receive and any profit on their resale of securities may be considered underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriter or agent, and we will describe any compensation, in the prospectus supplement.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933.

We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any offering of securities hereunder, we will indicate that in the prospectus supplement.

In connection with an offering of securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Finally, underwriters may reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

Unless otherwise indicated in the prospectus supplement, each series of securities offered will be a new issue of securities and will have no established trading market, and will not be listed on a national securities exchange. We cannot give you any assurance as to the liquidity of or the existence of trading markets for any securities.

LEGAL MATTERS

Bryan Cave LLP, St. Louis, Missouri, as our counsel, has issued an opinion as to the legality of the securities.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s prospective adoption of new accounting guidance related to variable interest entities effective September 1, 2010, and the Company’s retrospective adoption of new accounting guidance related to noncontrolling interest and the computation of earnings per share), and their report relating to the effectiveness of Monsanto Company’s internal control over financial reporting dated November 14, 2011 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Monsanto, except any underwriters’ fees and expenses, in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$(1)
Printing expenses	(2)
Rating agency fees and expenses	(2)
Trustee’s fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the Registration Fee. In connection with the registration of $1,050,000,000 principal amount of securities under registration No. 333-125193, filed May 24, 2005, the registrant paid a registration fee of $123,585, of which an unused balance of $47,490 remains available for use under this registration statement pursuant to Rule 457(p).
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Section 59 of Monsanto’s Bylaws requires indemnification of any person made a party to any proceeding by reason of the fact that the person is or was a director or officer of Monsanto, or serving at the request of Monsanto as a director, officer or fiduciary of another enterprise, including employee benefit plans; and permits indemnification of any person made a party to any proceeding by reason of the fact that the person is or was an employee or agent of Monsanto, or was serving at the request of Monsanto as an employee or agent of another enterprise, including employee benefit plans. The Bylaws provide for certain conditions to such indemnification. Article IX of Monsanto’s Amended and Restated Certificate of Incorporation eliminates directors’ liability to Monsanto and its shareowners for breaches of fiduciary duty, except to the extent that such exemption from liability is not permitted by Delaware law.

It is anticipated that, in any underwriting agreements, the underwriter(s) named therein will agree to indemnify Monsanto and its directors and certain of its respective officers against certain civil liabilities, including civil liabilities under the Securities Act of 1933.

Monsanto maintains directors’ and officers’ liability insurance coverage.

ITEM 16.	EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement (Debt).

1.2	Form of Underwriting Agreement (Common Stock) — to be filed as an exhibit subsequently included or incorporated by reference herein.

1.3	Form of Underwriting Agreement (Preferred Stock) — to be filed as an exhibit subsequently included or incorporated by reference herein.

1.4	Form of Underwriting Agreement (Warrants) — to be filed as an exhibit subsequently included or incorporated by reference herein.

4.1	Form of Senior Indenture between Monsanto Company and The Bank of New York (as predecessor Trustee to The Bank of New York Mellon Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to Monsanto’s registration statement on Form S-3, registration no. 333-88542, filed May 17, 2002).

4.2	Form of Senior Debt Security (included in Exhibit 4.1).

4.3	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to Monsanto’s registration statement on Form S-3, registration no. 333-154917, filed October 31, 2008).

4.4	Form of Subordinated Debt Security (included in Exhibit 4.3).

4.5	Form of Certificate of Designation or other document setting forth the rights of the holders of Preferred Stock — to be filed as an exhibit subsequently included or incorporated by reference herein.

4.6	Form of Warrant Agreement (including form of warrant certificate) — to be filed as an exhibit subsequently included or incorporated by reference herein.

5	Opinion and consent of Bryan Cave LLP, counsel to Monsanto.

23	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney executed by certain of the officers and directors of Monsanto, dated June 8, 2011.

24.2	Power of Attorney executed by a director of Monsanto, dated October 19, 2011.

24.3	Powers of Attorney executed by certain of the officers of Monsanto, dated June 30, 2011.

25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Senior Indenture.

25.2	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Indenture.

ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Monsanto Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 14, 2011.

MONSANTO COMPANY

By:	/S/ PIERRE COURDUROUX
Name:	Pierre Courduroux
Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ HUGH GRANT	Chairman of the Board, President and Chief Executive Officer, Director (Principal Executive Officer)	November 14, 2011
Hugh Grant
/S/ PIERRE COURDUROUX	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 14, 2011
Pierre Courduroux

/S/ NICOLE M. RINGENBERG	Vice President and Controller (Principal Accounting Officer)	November 14, 2011
Nicole M. Ringenberg

*	Director	November 14, 2011
David L. Chicoine

*	Director	November 14, 2011
Arthur H. Harper

*	Director	November 14, 2011
Janice L. Fields

*	Director	November 14, 2011
Laura K. Ipsen

Signature	Title	Date

*	Director	November 14, 2011
Gwendolyn S. King

*	Director	November 14, 2011
C. Steven McMillan

*	Director	November 14, 2011
Jon R. Moeller

*	Director	November 14, 2011
William U. Parfet

*	Director	November 14, 2011
George H. Poste

*	Director	November 14, 2011
Robert J. Stevens

*	DAVID F. SNIVELY, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as Exhibits to this Registration Statement.

* By:	/S/ DAVID F. SNIVELY
David F. Snively
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement (Debt).

1.2	Form of Underwriting Agreement (Common Stock) — to be filed as an exhibit subsequently included or incorporated by reference herein.

1.3	Form of Underwriting Agreement (Preferred Stock) — to be filed as an exhibit subsequently included or incorporated by reference herein.

1.4	Form of Underwriting Agreement (Warrants) — to be filed as an exhibit subsequently included or incorporated by reference herein.

4.1	Form of Senior Indenture between Monsanto Company and The Bank of New York (as predecessor Trustee to The Bank of New York Mellon Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to Monsanto’s registration statement on Form S-3, registration no. 333-88542, filed May 17, 2002).

4.2	Form of Senior Debt Security (included in Exhibit 4.1).

4.3	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to Monsanto’s registration statement on Form S-3, registration no. 333-154917, filed October 31, 2008).

4.4	Form of Subordinated Debt Security (included in Exhibit 4.3).

4.5	Form of Certificate of Designation or other document setting forth the rights of the holders of Preferred Stock — to be filed as an exhibit subsequently included or incorporated by reference herein.

4.6	Form of Warrant Agreement (including form of warrant certificate) — to be filed as an exhibit subsequently included or incorporated by reference herein.

5	Opinion and consent of Bryan Cave LLP, counsel to Monsanto.

23	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney executed by certain of the officers and directors of Monsanto, dated June 8, 2011.

24.2	Power of Attorney executed by a director of Monsanto, dated October 19, 2011.

24.3	Powers of Attorney executed by certain of the officers of Monsanto, dated June 30, 2011.

25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Senior Indenture.

25.2	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Indenture.